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                                                                  EXHIBIT 10.38

                   CO-OPERATION, LICENSE AND SUPPLY AGREEMENT

THIS CO-OPERATION, LICENSE AND SUPPLY AGREEMENT ("Co-Operation Agreement") made as of the 11th of October 2001.

BETWEEN:        SATCON POWER SYSTEMS CANADA LTD.,
                having its head office at
                835 Harrington Court
                Burlington, Ontario, Canada
                L7N 3P3

                (hereinafter called "SatCon Canada")
                                                               OF THE FIRST PART
AND
                HATCH STELTECH LTD.,
                a company with an office located at
                2800 Speakman Drive
                Mississauga, Ontario, Canada
                L5K 2R7

                (hereinafter called "Hatch Steltech")
                                                              OF THE SECOND PART

        WHEREAS SatCon Canada is a leading designer, developer and supplier of high precision/performance power quality, power supply and power conditioning equipment and has developed and obtained a patent on a Smart Predictive Line Controller ("SPLC(TM)") for AC Electric Arc Furnace ("EAF") applications, and possesses certain confidential and proprietary technical know-how, expertise, information and knowledge, including drawings, plans and specifications related to the equipment described as and comprising the SPLC.

        AND WHEREAS Hatch Steltech is experienced in the application of technology, including engineering, project and construction management, commissioning, commercialization of new technologies; and possesses certain confidential technical know-how, process control and automation, management consulting, marketing and sales; and the proprietary information, and knowledge of EAF systems; and further, has developed power analyzing equipment described as the Power Quality Analyzer for continuous, reliable, real-time high-quality power measurement, and has developed a computer control system described as the Furnace Power Controller for electrode regulation and transformer tap changer control, and has developed a computer program described as the Arc Furnace Flicker Simulator for the accurate calculation of arc furnace flicker levels in a power system with or without flicker mitigation equipment, and has

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developed know-how for the installation of series inductors for the arc stabilization of high voltage 3 and 6 electrode smelting furnaces;

        AND WHEREAS the parties recognize that consultation and cooperation in business and product development decisions will enhance the potential for technological advances and a long-term and productive relationship and, thus, agree to share information on a confidential basis to achieve this end, provided that neither party shall be obligated to disclose information in violation of its confidentiality obligations or in violation of law to one or more third parties.

        AND WHEREAS SatCon Canada and Hatch Steltech desire to enter into this Co-Operation Agreement in which SatCon Canada intends to grant to Hatch Steltech an exclusive license to market and sell the SPLC to its customers, and Hatch Steltech intends for SatCon Canada to be the exclusive supplier of SPLC equipment and defined related services to Hatch Steltech's customers.

        NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual premises, covenants and agreements herein contained, the parties hereto agree as follows:

1.      DEFINITIONS.

1.1 Each of the following terms shall have the meaning in this Agreement and attachments as follows:

1.1.1 "PRODUCT(S)", as used in this Co-Operation Agreement, shall mean the individual SPLCs and component parts including supply of services and documentation as covered by SPLC patents issued and pending.

1.1.2 "SPECIFICATIONS" as used in this Co-Operation Agreement means the specifications for the Product(s) produced by SatCon Canada.

1.1.3 "ORDER", as used in this Co-Operation Agreement shall mean those purchase orders that Hatch Steltech shall provide to SatCon Canada.

1.1.4 "PREFERRED TERMS AND CONDITIONS", as used in this Co-Operation Agreement shall mean the Preferred Supply/Purchase Terms and Conditions listed in Addendum C.

1.1.5 "CONFIDENTIAL AND PROPRIETARY INFORMATION", as used in this Co-Operation Agreement shall mean patent applications, new product development, components, systems, technical information, data, formulae, patterns, compilations, programs, devices, methods, techniques, marketing plans, business procedures, customer and supplier lists, agreements with any suppliers, supplements, techniques, or know-how, processes or other

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            proprietary or confidential or intellectual property information which is received by one party from the other under this Co-Operation Agreement, which is transmitted from the other party in written form and which, if disclosed to the general public, would cause harm to the transmitting party.

1.1.6 "INVENTION" as used in this Co-Operation Agreement, shall mean as defined in paragraph 3.1 hereof.

2.      LICENSE AND SALES OF SPLC EQUIPMENT TO CLIENTS

2.1 SatCon Canada hereby grants to Hatch Steltech, until the termination of this Co-Operation Agreement, an exclusive license to market and make sales of the SPLC on a worldwide basis.

2.2 Hatch Steltech hereby grants to SatCon Canada, until the termination of this Co-Operation Agreement, an exclusive right to supply Hatch Steltech with SPLC equipment and provide pre-sale and post-sale technical support and services to Hatch Steltech customers.

2.3 Hatch Steltech shall diligently promote sales of the SPLC with SatCon Canada's assistance. Hatch Steltech shall pass on all inquiries to SatCon Canada relative to the SPLC, and visa versa. Hatch Steltech shall be responsible to respond to the inquiry with input from SatCon Canada, as required.

2.4 Hatch Steltech shall protect SatCon's SPLC trademark and patents by utilizing designations as required.

3.      INVENTIONS AND LICENSING

3.1     Development of Inventions

3.1.1 The Parties agree that any invention developed during the term of this Co-Operation Agreement, based on SatCon Canada's SPLC technology and Hatch Steltech's knowledge of EAF systems, Power Quality Analyzers, Furnace Power Controllers and Arc Furnace Flicker Simulators and resulting in the filing of a patent application and subsequent issuance of a patent (with such inventions referred to collectively as "Invention"), shall be assigned to the appropriate Party or submitted as a joint invention with both parties identified as inventors, as mutually agreed between the Parties.

3.1.2 The Parties agree that each party shall be responsible for their own costs relative to the Invention development, patent application, and filing.

3.2     Licensing of Inventions

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3.2.1       For each Invention that is developed during the term of this
            Co-Operation Agreement based on the scope of this Agreement that results in the issuance of a patent to either party, the party obtaining the patent shall grant to the other a royalty free, worldwide non-exclusive license to use the Invention for the term of the Co-Operation Agreement, provided, however, that the parties recognize that neither will need a license from the other for those patents in which both parties are identified as inventors.

3.2.2 Upon termination of this Co-Operation Agreement, the parties agree to cross license the Inventions to allow either party to make, use and supply Products that contain or incorporate the Invention to clients with the supplying party who uses the Invention paying a 5% royalty license fee to the other party, based on the sale price (net of services, taxes, brokerage, duties, levies, freight, and packaging) of the Products relating to the Products that is supplied.

4.      RIGHT OF FIRST REFUSAL

4.1 If either party decides to sell or discontinue the business in the field covered by the scope of this Co-Operation Agreement ("Field of Business"), the other party shall have the right of first refusal to purchase the others technology within the Field of Business.

5.      SCOPE

5.1 This Co-Operation Agreement shall apply to all divisions, subsidiaries, affiliates, locations, and operations of Hatch Steltech and SatCon Canada including parent company.

5.2 This Co-Operation Agreement does not constitute a purchase order. Purchases under this Co-Operation Agreement shall be made with purchase orders issued by Hatch Steltech which shall not be construed as an amendment to this Co-Operation Agreement.

6.      TERM AND TERMINATION

6.1 This Co-Operation Agreement shall commence on the effective date shown on the first page of this Co-Operation Agreement and shall expire at the end of three (3) years and may be extended on a year to year basis by mutual agreement of the parties in writing. The Co-Operation Agreement may be terminated earlier by either party, pursuant to the terms of this section.

6.2 In the event that either party commits a material breach of its obligations hereunder, the other party may, at its option, terminate this Co-Operation Agreement in its entirety or as to any specific purchase order, upon thirty (30) days' prior written notice.

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6.3     If either party should (i) become insolvent, (ii) make any assignment for the benefit of creditors, (iii) enter into any compromise with creditors or a general agreement for referral of payment with its creditor, (iv) make or suffer to be made any transfer to any person, trustee, receiver, liquidator, or referee for the benefit of creditors,
        (v) file a voluntary petition in bankruptcy, (vi) suffer an involuntary petition in bankruptcy to be filed against it, (vii) file any petition in any reorganization, arrangement, compromise, readjustment, liquidation, or dissolution or similar relief for itself, or (viii) become unable to pay its debts generally as they become due, the other party shall have the immediate right to terminate this Co-Operation Agreement upon delivery of written notice without any liability to the insolvent party and without further notice to it.

7.      PROPOSALS AND PURCHASE ORDERS

7.1 SatCon Canada shall prepare and submit a lump sum proposal to Hatch Steltech for the supply of the SPLC for each client application. Both parties shall agree on an acceptable pricing strategy for the supply of the SPLC systems to each client.

7.2 Hatch Steltech shall issue purchase orders and the transaction shall be subject to the Preferred Terms and Conditions, unless otherwise agreed to by the parties, however both parties recognize that certain terms and conditions will be demanded by the Hatch Steltech client and both parties agree to amend the Preferred Terms and Conditions to meet those demands as appropriate and mutually agreed. Each Order shall define for the ordered Product the delivery schedule, the price, a description of the Product and the amount ordered. Mutually agreed to modifications and changes to quantity, price, delivery schedules must be set forth in the individual Order(s) for such Product(s).

7.3     Payments and Invoices

7.3.1 Unless otherwise agreed, no prior payment will be made. Payment to SatCon Canada will be defined in the Order for supply of the Products and will be subject to one of the following:

            A)      Orders Less Than $200,000 Canadian

                        (i) For Orders less than $200,000 CN, 100% of the Purchase Order value may be invoiced upon shipment, and shall be payable thirty (30) days after receipt of invoice.
                        (ii) Where equipment acceptance is dependent upon an acceptance test or an operation run, 90% will become payable upon shipment, thirty (30) days after receipt of invoice, and the remaining 10% after equipment is successfully placed in operation, but no later than six (6)

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                                months after delivery, in the event the
                                equipment is not operated through no fault of SatCon Canada.

            B)      Orders Equal to or Greater Than $200,000 Canadian

                        (i) For Orders of $200,000 or more, SatCon Canada shall be paid on a pro-rata basis commensurate with the progress payments received by Hatch Steltech from its customer. Billing will be in accordance with actual progress. Progress payment invoices may be submitted to cover actual work completed, as documented by progress reports.

7.3.2 Payment for Product shall be paid by means of electronic transmittal to SatCon Canada's designated account.

7.4     Title, Delivery and Risk of Loss

7.4.1 All sales are EXWORKS SatCon Canada premises in Burlington, Ontario (INCOTERMS 2000) unless otherwise stated in the Order, and the date of delivery is the date stated on the Order. Title and Risk of Loss shall pass to Hatch Steltech in accordance with the applicable INCOTERM.

8.      CONFIDENTIAL AND PROPRIETARY INFORMATION

8.1 Each party shall hold the other's Confidential and Proprietary Information in confidence and have contemporaneously entered into herewith the "Secrecy and No Use Agreement" and the "Secrecy Agreement" contained in Addendum A (collectively "Non-Disclosure Agreement" or "NDA"). It is further agreed that neither party has any obligation to disclose any Confidential or Proprietary Information to the other except in connection with this Co-Operation Agreement or under the NDA.

8.2 To the extent Confidential and Proprietary Information is disclosed, Hatch Steltech shall have the right to share Confidential and Proprietary Information with a client to the extent required for promotion of sales of the SPLC, or for its implementation provided that Hatch Steltech shall require the client to enter into a Secrecy Agreement in substantially the same general form contained in Addendum B.

9.      STANDARD OF SKILL AND CARE

9.1 Each party shall conform to applicable laws and regulations and shall observe that degree of care and skill that is customary and usual for the supply of equipment and services described herein when performing its obligations under this Co-Operation Agreement.

10.     INDEPENDENT CONTRACTORS

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10.1    Nothing in this Co-Operation Agreement shall create or shall be construed so as to create the relationship of partnership, joint venture or principal and agent between SatCon Canada and Hatch Steltech, and for all purposes, SatCon Canada and Hatch Steltech shall be independent contractors in performing their respective services. Each party shall conduct its business in its own name and shall be solely responsible for its acts, conduct and expenses and the acts, conduct and expenses of its employees and agents.

11.     INDEMNIFICATION AND LIMITATION ON LIABILITY

11.1 It is understood and agreed that neither party hereto shall have any liability whatsoever to the other with respect to the manufacture, engineering, installation, testing, use or failure of the SPLC, except as otherwise provided in this Co-Operation Agreement.

11.2 SatCon Canada shall indemnify Hatch Steltech and save it harmless from and against all claims, demands, losses, suits, costs, expenses or otherwise by third parties which may arise out of SatCon Canada's supply of the SPLC except to the extent caused by any act of negligence or default of Hatch Steltech.

11.3 Hatch Steltech shall indemnify SatCon Canada and save it harmless from and against all claims, demands, losses, suits, costs, expenses or otherwise by third parties which may arise out of Hatch Steltech's engineering, project and construction management, commissioning, marketing and sales of the SPLC except to the extent caused by any act of negligence or default of SatCon Canada.

11.4 In no event, whether as a result of a breach of contract, warranty, tort (including without restriction negligence) or otherwise, shall either party be liable for any loss of profits or for any special, direct, indirect, consequential, incidental, exemplary or punitive damages, losses, injury, costs or expenses of any nature relating to Products sold or exchanged hereunder unless otherwise agreed to.

12.     DISPUTE RESOLUTION

12.1 In case of disputes or differences arising under this Co-Operation Agreement which are not settled within a three (3) month period, the parties shall refer such disputes and differences to before a single arbitrator under the Arbitration Act 1991 (Ontario). The parties shall agree on mutually acceptable procedures and standards for the arbitration, including, but not limited to: the authority of the arbitrator with respect to discovery and procedures; the form of evidence and/or witness evidence and presentation; the submission and/or hearing procedures; and other such matters; provided, however, that the scope of the question to be decided by the arbitrator shall be narrowly construed and shall be limited to the express issue presented; and, provided, further, that the arbitrator shall have no authority to award incidental, exemplary, special, indirect, consequential or

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        punitive damages to or against either party. In the event the arbitrator attempts to or does award incidental, exemplary, special, indirect, consequential or punitive damages in favor of either party, the jurisdiction of the arbitrator shall be and is hereby automatically terminated and any decision as to such damages shall be void and of no force or effect. The party prevailing as to the entire claim shall have its costs and the other costs of arbitration, including the arbitrator's fees, if any, paid by the other party. If neither party prevails entirely, the arbitrator may apportion such costs in accordance with the disposition of the matter. The decision of the arbitrator shall be final and binding upon the parties.

13.     FORCE MAJEURE

13.1 In the event that either party is prevented from performing or is unable to perform any of its obligations under this Co-Operation Agreement due to any Act of God, fire, casualty, flood, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, or any other cause beyond the reasonable control of the party invoking this section, such party's performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences; provided, that such party shall use its best efforts to mitigate the effects of such occurrences, and such party shall give prompt written notice to the other party thereof. However, if such inability to perform continues for twenty (20) days, the other party may terminate this Co-Operation Agreement without penalty and without further notice.

14.     APPLICABLE LAW AND JURISDICTION

14.1 This Co-Operation Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario. The parties agree that any legal action by either party against the other relating to this Co-Operation Agreement shall be commenced in a court of competent jurisdiction in the Province of Ontario.

15.     NOTICES

15.1 Notices and other communications under this Co-Operation Agreement shall be in writing and sent by certified mail, return receipt requested, addressed to the other party at its address as follows, provided that either party may change its address by written notice thereof.

            SatCon Power Systems Canada Ltd.        Hatch Steltech Ltd.
            835 Harrington Court                    2800 Speakman Drive
            Burlington, Ontario, Canada             Mississauga, Ontario, Canada
            L7N 3P3                                 L5K 2R7
            Attn: Vice President                    Attn: Vice President
            FAX#: (905) 639-0961                    FAX# (905) 855-7629

        Copy to:

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            SatCon Technology Corporation           Corporate Secretary
            161 First Street                        Hatch Associates Ltd.
            Cambridge, MA 02142                     2800 Speakman Drive
            USA                                     Mississauga, Ontario, Canada
            Attn: General Counsel                   L5K 2R7

16.     GENERAL PROVISIONS

16.1 All rights and remedies, whether conferred hereunder or by law, will be cumulative and may be exercised singularly or concurrently. Failure by either party to enforce any term will not be deemed a waiver of future enforcement of that or any other term. If any provision of this Co-Operation Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, such determination shall not affect the validity of the remaining provisions unless the court's determination causes this Co-Operation Agreement to fail in any of its essential purposes. The terms and conditions stated herein are declared to be severable.

16.2 Neither party may assign or delegate any rights hereunder without the prior written approval of the other party and any attempt to assign any rights, duties or obligations hereunder without the other party's written consent will be void.

16.3 This Co-Operation Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

16.4 The headings provided in this Co-Operation Agreement are for convenience only and shall not be used in interpreting or construing this Co-Operation Agreement.

16.5 The parties agree that their respective rights, obligations and duties that by their nature extend beyond the expiration or termination of this Co-Operation Agreement shall survive any expiration or termination of this Co-Operation Agreement.

16.6 This Co-Operation Agreement is in the English language only, which shall be controlling in all respects. No translation, if any, of this Co-Operation Agreement into any other language shall be of any force or effect in the interpretation of this Co-Operation Agreement or in a determination of the intent of either party hereto. All business transactions, documentation and communications whether oral or written concerning this Co-Operation Agreement will be done in the English language.

16.7 This Co-Operation Agreement shall inure to the benefit of and be binding upon the parties hereto, their subsidiaries and affiliates, and their respective successors and permitted assigns.

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IN WITNESS WHEREOF the parties hereto have duly executed this Co-Operation
Agreement as of the date first above written.

HATCH STELTECH LTD.                           SATCON POWER SYSTEMS
                                              CANADA LTD.


By: /s/ C. Twigge-Molecy                      By: /s/ Clemens van Zeyl
    ---------------------------------             -------------------------

Printed                                       Printed
Name:  C. Twigge-Molecy                       Name:  Clemens van Zeyl
       ------------------------------                ----------------------

Title: Managing Director Technologies         Title: VP Power Systems
       ------------------------------                ----------------------

Date:  Oct 11/01                              Date:  Oct 11/01
       ------------------------------                ----------------------

By: /s/ Tarif Korab
    ---------------------------------

Printed
Name:  Tarif Korab
       ------------------------------

Title: Vice President Hatch Steltech
       ------------------------------

Date: Oct 11/01
       ------------------------------

Attachments:

-   Addendum A, Non-Disclosure Agreement
-   Addendum B, Form of Client Secrecy Agreement
-   Addendum C, Preferred Supply/Purchase Terms and Conditions